EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Prospectuses of Baltimore Gas and Electric Company on Forms S-8 (File Nos. 33-56084, 33-59545 and 333-45051) and Forms S-3 (File Nos. 33-49801, 33-45260, 33-33559, 33-57658,
333-19263, 333-22697, and 333-32311) of our report dated January 21, 1998 on the consolidated financial statements and the financial statement schedule of Baltimore Gas and Electric Company as of December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.

                                          /s/ Coopers & Lybrand L.L.P.
                                          ______________________________________
                                          COOPERS & LYBRAND L.L.P.
Baltimore, Maryland
March 27, 1998


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